EXHIBIT 10.2

AGREEMENT WITH MIDTOWN PARTNERS & CO, LLC AND ASSIGNS

SPICY PICKLE FRANCHISING, INC.
AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of September 14, 2009, by and between Spicy Pickle Franchising, Inc., a Colorado corporation (the “Company”) and each holder of Warrants identified on the signature pages hereto (each, including its successors and assigns, a “Midtown Holder” and collectively, the “Midtown Holders”).

WHEREAS, the Company originally entered into a placement agent agreement with Midtown Partners & CO, LLC (“Midtown”), dated October 8, 2007 (the “Placement Agent Agreement”);

WHEREAS, as part of the Placement Agent Agreement, Midtown was granted certain warrants for the purchase of shares of common stock of the Company, par value $0.001 per share, some of which Midtown retained and some Midtown subsequently assigned in accordance with the separate Common Stock Purchase Warrants issued by the Company (per Midtown’s instructions) separately to each Midtown Holder dated December 14, 2008 (the “Old Warrants”);

WHEREAS, the company desires to obtain new and additional financing that might otherwise permit the Midtown Holders to re-price the Exercise Price (as defined therein) under their Old Warrants (“Subsequent Financing”), but as a result of the potential re-price, the Company does not desire to enter into any new or additional financing unless and until each and every Midtown Holder agrees hereto; and

WHEREAS, the Company desires to issue new warrants under the new terms attached (“New Warrants”) and to cancel, terminate and void the Old Warrants; and whereas, the Midtown Holders desire to obtain new warrants to purchase the same number of shares of common stock of the Company as under the Old Warrants but with a lower exercise price of $0.20 per share.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Midtown Holder agree as follows:

1.	Defined Terms. Any capitalized terms not otherwise defined herein shall have the same meaning as ascribed to it in the New Warrants.

2.
Cancelation of Old Warrants.  Notwithstanding anything contained in the Old Warrants to the contrary, the Midtown Holders and the Company hereby cancel, terminate and void each of the Old Warrants in their entirety (with each Midtown Holder canceling, terminating and voiding its Old Warrant, respectively).  It is the intention of the parties that this agreement and the New Warrants shall fully supersede and replace the Old Warrants in their entirety.

3.
Exercise Price of Warrants.  As a material inducement for the Midtown Holders to enter into this Agreement and as a material part of the consideration, the Company, at the Closing (as defined below), shall deliver to each Midtown Holder, or cause to be delivered, Warrants registered in the name of the Midtown Holder to purchase up to the same number of warrants as the Midtown Holder would have otherwise been entitled to purchase, as of the date this Agreement, under their respective Old Warrants with a new exercise price equal to $0.20.  The Term “Warrants” herein shall mean, collectively, the Common Stock purchase warrants delivered in accordance with this section, exercisable immediately and that have a term of 5 years from the date first set forth above.  They shall be issued in the form of Exhibit A attached hereto, and the number of Warrants each Midtown Holder shall receive is listed and agreed to on each Midtown Holder’s respective signatory page.

Midtown Agreement

4.
Acknowledgement.  The Midtown Holders hereby acknowledge that they are each and individually aware and have knowledge, to their satisfaction, of the potential Subsequent Financing, and the Midtown Holders are aware that by entering into this Agreement they are otherwise waiving, canceling, terminating and voiding any benefit that they may have otherwise been entitled to obtain pursuant to the Old Warrants in the event of a Subsequent Financing in exchange for the New Warrants.

5.
Release.  As of the date first set forth above, the Midtown Holders, for themselves and their respective officers, directors, members, managers, heirs, successors, assigns, agents and representatives, hereby fully and forever unconditionally release and discharge the Company, and its subsidiaries. affiliates, employees, officers, directors, shareholders, members, managers, successors, assigns, agents and representatives (collectively referred to as "SPFI Affiliates") from any and all claims, demands, obligations, actions, liabilities and damages of every kind and nature whatsoever, at law or in equity, whether known or unknown to any of them, which they may now have against the Company or the SPFI Affiliates or which may thereafter be discovered, in connection with, as a result of, or in any way arising from, any relationship or transaction with the Company or the SPFI Affiliates, however characterized or described, which relates in any way to the Placement Agent Agreement, the Old Warrants or  any other related agreements from the beginning of time until the date of this Agreement, except and unless such claim, demand, obligation, action, liability or damage arises from a breach or default in Company's obligations to be fulfilled pursuant to this Agreement.

6.
Closing.  The closing (“Closing”) hereunder with respect to the transactions contemplated hereby shall occur within 60 days from the date first set forth above (“Closing Deadline”) at a time and place as designated in the discretion of the Company.  If the Closing does not occur on or before the Closing Deadline, then this Agreement shall automatically terminate and be rendered null and void.  At the time of the Closing, the Company shall deliver to the Midtown Holders the new Warrants and the Old Warrants shall be canceled.

7.
Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Denver.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Denver for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address as provided on the signatory page (or as altered by the parties from time to time in writing) and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its

Midtown Agreement

reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.
Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

9.	Amendment. This Agreement may not be modified or amended or the provisions hereof waived except with the written consent of the Company and the respective Midtown Holder(s).

10.
Entire Agreement.  This Agreement, together with its exhibit(s), contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

11.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

12.
Independent Nature of Midtown Holders’ Obligations and Rights.  The obligations of each Midtown Holder under this Agreement are several and not joint with the obligations of any other Midtown Holder, and no Midtown Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Midtown Holder.  Nothing contained herein, and no action taken by any Midtown Holder pursuant hereto, shall be deemed to constitute the Midtown Holders a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Midtown Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Midtown Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Midtown Holder to be joined as an additional party in any proceeding for such purpose.  Each Midtown Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement.

13.
Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14.	Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed as part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatures as of the date first indicated above.

THE COMPANY:
SPICY PICKLE FRANCHISING, INC.

By:
Name: Marc Geman
Title: Chief Executive Officer

Address/Facsimile Number/Email Address for Notice:
90 Madison Street, Suite 700
Denver, CO 80206
Phone Number: (303) 951-2530
Facsimile Number: (303) 297-1903
Email Address: Marc.Geman@spicypickle.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR MIDTOWN HOLDERS FOLLOWS]

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[MIDTOWN HOLDER SIGNATURE PAGES TO AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[Signatures and identifying information for the following:]

Name of Midtown Holder: Robert Christian

Number of Warrants to be issued by the Company to this Midtown Holder pursuant hereto: 100,945

Name of Midtown Holder: John R. Clarke

Number of Warrants to be issued by the Company to this Midtown Holder pursuant hereto: 214,498

Name of Midtown Holder: Midtown Partners & Co., LLC

Number of Warrants to be issued by the Company to this Midtown Holder pursuant hereto: 189,257

Midtown Agreement